UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2005

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of April 28, 2005 by and among Pixelworks, Inc. (“Pixelworks”), Equator Technologies, Inc. (“Equator”), Twain Sub, Inc. (“Sub”), and Robert C. Fox, Jr., as Shareholders’ Agent, Sub was merged with and into Equator (the “Merger”) effective as of June 14, 2005 (the “Effective Time”). As a result of the Merger, Equator became a wholly-owned subsidiary of Pixelworks.

Pixelworks acquired Equator for approximately $109 million in cash.  In addition, Pixelworks assumed all options to purchase Equator capital stock outstanding immediately prior to the Effective Time.  Pixelworks funded the cash portion of the consideration payable in the Merger through cash-on-hand.

The amount of the consideration paid in the Merger was determined through arms-length negotiations between representatives of Pixelworks and Equator. Prior to the date of the Merger Agreement, no material relationship existed between Pixelworks and Equator or any of its affiliates, any director or officer of Pixelworks, or any associate of any such director or officer.

Prior to the Merger, Equator was a privately held fabless semiconductor company providing leading programmable digital video and audio encoding and decoding solutions with its family of Broadband Signal Processor, or BSP™, ICs.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statement of Business Acquired

It is impracticable to provide the financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

(b)   Pro Forma Financial Statements

It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

(c)   Exhibits

2.1

Agreement and Plan of Merger dated April 28, 2005 among Pixelworks, Inc., Equator Technologies, Inc., Twain Sub, Inc., and Robert C. Fox, Jr., as Shareholders’ Agent. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated April 28, 2005).

99.1	Press Release issued by Pixelworks, Inc. on June 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 15, 2005.

PIXELWORKS, INC.
(Registrant)

By	/s/ Jeffrey B. Bouchard
Jeffrey B. Bouchard
Vice President, Finance and Chief Financial Officer